UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021

PERSPECTA INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38395	82-3141520
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14295 Park Meadow Drive Chantilly, Virginia	20151
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 571-313-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRSP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐  Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

As previously disclosed, Perspecta Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 27, 2021, with Jaguar ParentCo Inc. (“Parent”), a corporation organized under the laws of Delaware, and Jaguar Merger Sub Inc. (“Merger Sub”), a Nevada corporation and a direct, wholly owned subsidiary of Parent. On May 6, 2021 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Nevada Revised Statutes, Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

On the Closing Date, Parent completed the acquisition of the Company. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each of the Company’s issued and outstanding shares of common stock, par value $0.01 per share (the “Shares”) (other than Shares issued and held by the Company or any of the Company’s subsidiaries, and each Share that is owned by Parent, Merger Sub, or any of their respective wholly owned subsidiaries, in each case immediately prior to the Effective Time), were converted automatically at the Effective Time into the right to receive from Parent $29.35 in cash per Share (the “Merger Consideration”), without interest.

Pursuant to the Merger Agreement, (i) each stock option to acquire Shares (“Company Stock Option”) granted pursuant to the Perspecta Inc. 2018 Omnibus Incentive Plan (the “Company Stock Plan”), whether vested or unvested, outstanding immediately prior to the Effective Time, was fully vested and canceled and converted into the right to receive a lump-sum cash payment, without interest, equal to the product of (A) the excess, if any, of the Merger Consideration over the applicable exercise price per Share subject to such Company Stock Option multiplied by (B) the number of Shares subject to such Company Stock Options; provided, however, that the portion of each Company Stock Option with respect to which the applicable exercise price per Share subject to such Company Stock Option is equal to or greater than the Merger Consideration was canceled for no consideration; (ii) each restricted share unit payable in Shares, or whose value was determined with reference to the value of Shares, granted pursuant to the Company Stock Plan, whose vesting was conditioned in full or in part based on achievement of performance goals or metrics (“Company PSUs”) outstanding immediately prior to the Effective Time vested at the greater of the target level and actual performance based on the results through the Effective Time as determined by the Compensation Committee of the Company’s Board of Directors and was canceled and converted into the right to receive, for each Share subject to such then-vested Company PSU, a lump-sum cash payment equal to the Merger Consideration; (iii) each restricted share unit payable in Shares, or whose value is determined with reference to the value of Shares, granted pursuant to the Company Stock Plan, other than a Company PSU (“Company RSU”) outstanding immediately prior to the Effective Time vested in full and was canceled and converted into the right to receive, for each Share subject to such Company RSU, a lump-sum cash payment equal to the Merger Consideration; (iv) each restricted share unit payable in Shares, or whose value was determined with reference to the value of Shares, granted pursuant to the Perspecta Inc. 2018 Non-Employee Director Incentive Plan (“Director RSU”) outstanding immediately prior to the Effective Time vested in full and was canceled and converted into the right to receive, for each Share subject to such Director RSU, a lump-sum cash payment equal to the Merger Consideration; and (v) all dividend equivalent payments with respect to Company RSUs, Company PSUs and Director RSUs that have been accumulated or retained by the Company until the vesting or settlement of such awards were distributed.

The foregoing description of the Merger and the Merger Agreement, and the related transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 27, 2021 and incorporated herein by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on the Closing Date that the Merger had been consummated and, as a result, trading of the Shares on the NYSE will be halted prior to the opening of the NYSE on the date immediately following the Closing Date. The Company requested the NYSE to file with the SEC a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of the Shares from the NYSE and the deregistration of the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Perspecta intends to file with the SEC a Form 15 suspending Perspecta’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introduction and under Item 2.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introduction and under Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly-owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

In connection with the consummation of the Merger, as contemplated by the Merger Agreement (and not because of any disagreement with the Company), each of Betty J. Sapp, John M. Curtis, Sondra L. Barbour, Lisa S. Disbrow, Michael E. Ventling, Glenn A. Eisenberg, Pamela O. Kimmet, Philip O. Nolan, Sanju K. Bansal and Ramzi Musallam resigned from his or her respective position as a member of the board of directors of the Company, and any committee thereof, effective immediately following the Effective Time.  In accordance with the terms of the Merger Agreement, immediately following the Effective Time, Ramzi Musallam, Benjamin Polk and Aneal Krishnan, the directors of Merger Sub, shall become and constitute the only directors of the Company, and such directors shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the organizational documents of the surviving corporation.

At the Effective Time, the officers of the Company shall become and constitute the only officers of the surviving corporation, and such officers shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the organizational documents of the surviving corporation.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

At the Effective Time, (i) the Company’s Amended and Restated Articles of Incorporation were amended and restated in their entirety and (ii) the Company’s Bylaws were amended and restated in their entirety, each in accordance with the terms of the Merger Agreement.

Copies of the Second Amended and Restated Articles of Incorporation of the Company and the Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto, respectively, which are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 5, 2021, the Company held a special meeting of its stockholders (the “Special Meeting”). As of the close of business on March 18, 2021, the record date for the Special Meeting, 161,226,571 Shares were outstanding and entitled to vote.  A total of 122,942,679 Shares were voted in person or by proxy, representing approximately 76.25% of the Shares entitled to be voted, which constituted a quorum to conduct business at the Special Meeting. The following are the final voting results on proposals considered and voted upon at the Special Meeting, all of which are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 2, 2021.

Each of the proposals was approved by the requisite vote of the Company’s stockholders.

Proposal 1 — To approve the proposal to adopt the Agreement and Plan of Merger, dated as of January 27, 2021, among the Company, Parent and Merger Sub, pursuant to which Merger Sub will merge with and into the Company (the “Merger Agreement Proposal”).

The Company’s stockholders approved the Merger Agreement Proposal.

For	Against	Abstain
122,733,514	143,375	65,790

Proposal 2 — To approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the Merger (the “Golden Parachute Proposal”).

The Company’s stockholders approved the Golden Parachute Proposal.

For	Against	Abstain
107,965,576	14,736,096	241,007

Proposal 3 — To approve the adjournment of the Special Meeting, if necessary or appropriate, including adjournment to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement (the “Adjournment Proposal”).

The Company’s stockholders approved the Adjournment Proposal, if necessary, but an adjournment was not necessary in light of adoption of the Merger Agreement.

For	Against	Abstain
116,036,612	6,793,239	112,828

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1
Agreement and Plan of Merger Agreement, dated as of January 27, 2021, by and among Perspecta Inc., Jaguar ParentCo Inc. and Jaguar Merger Sub Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on January 27, 2011).

3.1	Second Amended and Restated Articles of Incorporation of Perspecta Inc.

3.2	Amended and Restated Bylaws of Perspecta Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2021	PERSPECTA INC.

	By:	/s/ John P. Kavanaugh
John P. Kavanaugh
Chief Financial Officer